Exhibit 10.3

SECOND AMENDMENT TO THE LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
2023 EMPLOYEE INCENTIVE PLAN

October 7, 2025

This Second Amendment (this “Amendment”) to the Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan (the “Plan”) shall be effective as of the date first written above pursuant to Sections 4.2 and 15.1 of the Plan.

1.	The first sentence of Section 4.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 14.2 of the Plan, shall not exceed 110 Million (110,000,000) shares (the “Initial Share Limit”); all of which may be issued pursuant to the exercise of Incentive Stock Options.”

Except as hereinabove amended, the provisions of the Plan shall remain in full force and effect.

2.	This Amendment was adopted by the Board of Directors of Lytus Technologies Holdings PTV. Ltd. (the “Company”) on September 29, 2025.

3.	To record the adoption of this Amendment, the Company has caused an authorized officer to affix the Company name hereto.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

By:	/s/ Dharmesh Pandya
Name: Dharmesh Pandya
Title: Chief Executive Officer